Exhibit 5.1

Opinion of Bryan Cave LLP

May 31, 2006
SpatiaLight, Inc. Five Hamilton Landing, Suite 100 Novato, CA 94949

Re:	SpatiaLight, Inc. Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to Registration Statement on Form S-3 (File No. 333-122392)

Ladies and Gentlemen:

We have acted as counsel to SpatiaLight, Inc., a New York corporation (the “Company”), in connection with that certain Registration Statement on Form S-3 (the “Rule 462(b) Registration Statement”), to be filed on or about May 31, 2006, with the Securities and Exchange Commission (the “Commission”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 400,000 of the Company’s Common Shares, par value $.01 per share (the “Common Shares’). These Common Shares will be offered by the Company from time to time pursuant to Rule 415 under the Act together with the securities registered pursuant to a Registration Statement on Form S-3 (File No. 333-122392) of the Company, the most recent post-effective amendment of which was declared effective on February 15, 2006 (the “Initial Registration Statement”). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Rule 462(b) Registration Statement.

In connection herewith, we have examined:

(1) the Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”);
(2) the Bylaws of the Company;
(3) the Initial Registration Statement and the exhibits thereto; and
(3) the Rule 462(b) Registration Statement and the exhibits thereto.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the Rule 462(b) Registration Statement and the foregoing documents, records and instruments, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Initial Registration Statement and certificates and statements of appropriate representatives of the Company. For purposes of the opinion set forth below, we have assumed that at the time of issuance of the Common Shares to be offered from time to time, the Company will have a sufficient number of authorized but unissued common shares under its Certificate of Incorporation. We note that, as of the date hereof, the Company has a sufficient number of authorized but unissued common shares under its Certificate of Incorporation to issue the Common Shares.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

With respect to the Common Shares, when the Rule 462(b) Registration Statement has become effective and assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Common Shares, the terms of the offering thereof, and related matters, and (b) due execution, issuance and delivery of such Common Shares, upon payment of the consideration therefor, such Common Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the use of our name wherever appearing in such Rule 462(b) Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP